UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

PSYCHEMEDICS CORPORATION

(exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

289 Great Road, Acton, Massachusetts	01720
(Address of principal executive offices)	(Zip Code)

(978) 206-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 3, 2019, Psychemedics Corporation (the “Company”) amended its equipment financing arrangement with Banc of America Leasing & Capital, LLC (the “Lender”), including its Master Loan and Security Agreement and related documentation (collectively the “Equipment Loan Arrangement”) pursuant to which the amount Company has the ability to finance, at its option, was increased by $3.25 Million of new and used equipment purchases, and the term of the loan facility was extended until November 13, 2020. Each such purchase that is financed under the Equipment Loan Arrangement is documented by the execution of an equipment note (each an “Equipment Note”). Each Equipment Note has a maturity date of 60 months from the applicable loan date and shall bear interest at such rate as the parties may mutually agree. Borrowings under the Equipment Loan Arrangement, as amended, are secured by a first priority security interest in the equipment to be acquired with the proceeds of the Equipment Notes. Under the Equipment Loan Arrangement, the Company is subject to a maximum quarterly funded debt to EBITDA ratio and a minimum fixed charge coverage ratio. On December 4, 2019, the Company executed an Equipment Note in the principal amount of $1,416,129.65 bearing interest at a fixed rate of 3.79%. The due date under the Equipment Note is December 4, 2024. A description of the original Equipment Loan Arrangement is provided under the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2014, and a copy of the documentation evidencing the Equipment Loan Arrangement was included as Exhibits 10.2 and 10.3 to the Company’s Quarterly Report on Form 10-Q for the First Quarter of 2014 filed on May 1, 2014. The equipment financing arrangement was amended on September 15, 2015 as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2015 and a copy of the documentation evidencing the amendment to the Equipment Loan Arrangement was included as Exhibits 10.4 to the Company’s Quarterly Report on Form 10-Q for the Third Quarter of 2015 filed on October 29, 2015. The equipment financing arrangement was amended a second time on November 7, 2017 as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2017 and a copy of the documentation evidencing the amendment to the Equipment Loan Arrangement was included as Exhibits 10.12.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 16, 2018. The total outstanding balance on all notes as of this filing is $2,663,213, with $1,833,870 available for future borrowing.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: December 5, 2019

	By:	/s/ Neil L. Lerner
Neil L. Lerner,
Vice President - Finance